                                                                   Exhibit 10.26

                          Aspect Medical Systems, Inc.
   requests that the marked portions of this document be granted confidential treatment pursuant to Rule 406 under the Securities Act of 1933.


PRIVILEGED AND CONFIDENTIAL
ATTORNEY-CLIENT AND WORK PRODUCT PRIVILEGES
FOR GE MARQUETTE ONLY


                          ASPECT MEDICAL SYSTEMS, INC.

                     OEM DEVELOPMENT AND PURCHASE AGREEMENT

         Agreement dated this 22nd day of December, 1999, by and between Aspect Medical Systems, Inc, a Delaware corporation with its principal offices located at Two Vision Drive, Natick, Massachusetts ("Aspect") and GE Marquette Medical Systems, Inc. ("Marquette"), a Wisconsin corporation with its principal offices located at 8200 W. Tower Ave., Milwaukee, Wisconsin for the purchase and/or license by Marquette of products under the terms and conditions contained in this Agreement.

1.       BACKGROUND.

         1.1 Aspect is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories.

         1.2 Marquette is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including multiparameter patient monitors.

         1.3 Marquette desires to integrate Aspect's BIS and EEG technology into Marquette's multiparameter patient monitors.

         1.4 Aspect agrees to sell and/or license to Marquette the products described below, subject to the terms and conditions contained in this Agreement.

2.       DEFINITIONS.

         "ASPECT'S BISPECTRAL INDEX" or "BIS" is Aspect's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain during surgery.

         "ASPECT'S EEG PARAMETERS" or "EEG" are Aspect's processed EEG parameters including Spectral Edge frequency, Median Frequency, Suppression Ratio, EMG and SQI (Signal Quality Index).

         "MARQUETTE PATIENT MONITOR" means any multi-parameter modular patient monitoring systems manufactured by or for Marquette. When the BIS/EEG Module Development

         Project is complete, the Marquette BIS/EEG module will allow the Marquette Patient Monitor to display BIS and certain EEG data (waveforms, numerics, status info), and provide setup and operation information (user interface), alarming, and network connectivity.

         "MARQUETTE BIS/EEG MODULE" is the sum of all components involved in integrating the BIS and EEG with Marquette Patient Monitors.

         "DSC CABLE" is a cable used to connect the DSC-2 or DSC-4 to the Marquette BIS/EEG Engine.

         "MARQUETTE BIS/EEG ENGINE" is the processing unit for deriving the BIS and EEG data from the raw EEG signal and consists of Aspect's "BIS Engine" board modified for Marquette.

         "DIGITAL SIGNAL CONVERTER-2" (or "DSC-2") is used to amplify the analog EEG signals as acquired by the BIS sensors and convert it from analog to digital signals. The DSC-2 is used by Marquette BIS/EEG Module customers to obtain the BIS.

         "DIGITAL SIGNAL CONVERTER-4" (or "DSC-4") is used to amplify the analog EEG signals as acquired by the Zipprep electrodes and convert it from analog to digital signals. The DSC-4 is used by Marquette BIS/EEG Module customers to obtain 2 or 4-channel EEG data only.

         "ASPECT BIS/EEG MODULE KIT" means the bundle of all components of the Marquette BIS/EEG Module that are developed and manufactured by or for Aspect and licensed/sold to Marquette under this Agreement: DSC-2, DSC-4, DSC Cable, Marquette BIS/EEG Engine, and Module Cable.

         "ASPECT BIS SENSOR" means a single use disposable sensor manufactured by Aspect for use with the A2000 or with the Aspect BIS/EEG Module Kit and that is required to generate Aspect's Bispectral Index.

         "A2000" means Aspect's stand-alone BIS monitor for use with the Aspect BIS Sensor and that generates Aspect's Bispectral Index.

         "ASPECT PRODUCTS" means Aspect BIS/EEG Module Kit and any other product that can be ordered by Marquette as listed in Exhibit A (Aspect Products and Purchase Prices).

         "SOFTWARE" means Aspect software programs in binary code form which are designed for use with the Aspect BIS/EEG Module Kit.

         "DOCUMENTATION" means the BIS Engine Serial Interface Specification.

         "TERRITORY" shall mean all countries in which Marquette is permitted under this Agreement to distribute Aspect Products.

         "PARTY" or "PARTIES" shall mean Aspect and Marquette each individually or jointly.



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
  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


3.       BIS/EEG MODULE DEVELOPMENT PROJECT.

         3.1 PROJECT TIMING. The overall project duration is expected to be at least [**]. The product introduction is targeted for the annual meeting of the [**], but if such target can not be satisfied the product introduction shall be targeted for no later than the annual meeting of [**]. A preliminary outline of the development project is attached to this Agreement as Exhibit C.

         3.2      PROJECT MANAGEMENT.

                  (a) Each Party shall appoint a "Project Manager" who shall oversee and manage the joint project on a day-to-day basis.

                  (b) The Project Managers shall meet regularly based on the project needs to assess the project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video conferences.

                  (c) Each Party shall bear its own communication and travel costs.

                  (d) All communication in conjunction with this Agreement shall be directed to the appropriate person and address as listed in Exhibit D (Contact Persons/Addresses).

         3.3      MARQUETTE RESPONSIBILITIES.

                  (a) Marquette shall develop the Marquette BIS/EEG Module according to mutually agreed specifications at Marquette's own cost.

                  (b) Marquette shall develop, design and test the modular integration of the components of the Aspect BIS/EEG Module Kit with the Marquette Patient Monitors

         3.4      ASPECT RESPONSIBILITIES.

                  (a) Aspect shall design, develop, and test the Aspect BIS/EEG Module Kit according to the mutually agreed specifications. The costs for Aspect to complete this project, for which preliminary estimates are included in Exhibit C, shall be borne by Marquette. [**] of total estimated project costs shown on Exhibit C shall be paid by Marquette within [**] days of the date on which this Agreement is signed by both parties; [**] of total estimated project costs, shown on Exhibit C shall be paid [**] days thereafter, and the final payment of the remaining actual project costs (including labor at Aspect's standard labor rates) shall be paid upon the project's completion. Any [**] the [**] will be [**]; provided, however, that Marquette shall not pay over [**] toward non-recurring engineering ("NRE") and tooling to Aspect.



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4.       PURCHASE AND SALE OBLIGATIONS; LICENSES.

         4.1 GENERAL. Subject to the terms and conditions of this Agreement, Aspect agrees to sell to Marquette the Aspect Products listed on Exhibit A (Aspect Products and Purchase Prices). The components of the Aspect BIS/EEG Module Kits purchased from Aspect under this Agreement shall only be used as components in, incorporated into, or integrated with, systems and products which Marquette sells or leases to third-party users in the regular course of business. The components of the Aspect BIS/EEG Module Kits shall only be resold, leased, rented, licensed or otherwise transferred to third parties for use as a part of an Marquette BIS/EEG Module or as replacement parts used in Marquette BIS/EEG Modules and Marquette shall only sell Aspect approved accessories including cables and sensor products in connection with any Marquette BIS/EEG Module. During the term of this Agreement, Marquette agrees that it may offer complementary but not directly competitive products to the Marquette BIS/EEG Module. Marquette products other than the Marquette BIS/EEG Module that display a parameter claiming to be a measure of the hypnotic effect of anesthesia, are considered to be directly competitive products for purposes of this Section 4.1.

         4.2 DISTRIBUTION OF ASPECT BIS SENSORS. Aspect hereby grants to Marquette a non-exclusive right to distribute Aspect BIS Sensors solely to Marquette customers outside of North America who have purchased Marquette BIS/EEG Modules. Prices for Aspect BIS Sensors purchased by Marquette hereunder shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

         4.3 ASPECT SOFTWARE LICENSE. Aspect hereby grants to Marquette a non-exclusive and non-transferable worldwide license, without the right to sublicense (except to purchasers of Marquette BIS/EEG Modules), during the term of the Agreement to use the Software and related Documentation provided by Aspect solely in connection with operation of the components of Aspect BIS/EEG Module Kit in the Marquette BIS/EEG Module. Thereafter, Aspect grants to Marquette a right to use the Software and related Documentation used in conjunction with the Marquette BIS/EEG Modules being sold by Marquette on the date of termination with respect to service and support of installed Marquette BIS/EEG Modules for a period of 10 years, after termination of the Agreement. All rights granted to Marquette customers to use the Marquette BIS/EEG Modules shall survive any termination of this Agreement as long as such customers remain in compliance with the terms of use for such Marquette BIS/EEG Modules. Marquette shall not disclose, furnish, transfer, distribute or otherwise make available the Software, the Documentation or any portion thereof in any form to any third party (other than to purchasers of Marquette BIS/EEG Modules and to Marquette's subdistributors) and shall not duplicate the Software, the Documentation or any part thereof (other than for Marquette's internal use as provided above). Title to and ownership of any and all proprietary rights in or related to the Software and the Documentation therefor shall at all times remain with Aspect or its licensor(s). Nothing in this Agreement shall be construed as a sale of any rights in the Software or the Documentation. All references in this Agreement to sale, resale or purchase of the

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                  Aspect BIS/EEG Module Kits or the components thereof, or references of like effect, shall, with respect to the Software and the Documentation mean licenses or sublicenses of the Software and the Documentation pursuant to this Section 4. Marquette shall not disassemble, decompile or otherwise reverse engineer the Software or any part thereof, except if Aspect is required under applicable law to permit Marquette to reverse engineer any Software. In such event, Marquette may reverse engineer the Software but only to the extent Aspect is required to permit such reverse engineering. Marquette shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the Software, the Documentation or any part thereof at the time it receives such Software or such Documentation.

         4.4 EXCLUSIVITY. Except to the extent Marquette and Aspect may agree in the future to undertake co-marketing programs pursuant to Section 22, nothing in this Agreement shall be construed to grant Aspect any license to sell, distribute or license to any third party the Marquette BIS/EEG Module, the Marquette BIS/EEG Engine, or the Aspect BIS/EEG Module Kit. It is understood, however, that Aspect sells, distributes, and licenses to other third parties both generic and customized Aspect BIS/EEG Engines and Aspect BIS/EEG Module Kits to meet the needs of other OEM customers, and nothing in this Agreement shall prohibit Aspect from continuing to sell, distribute, or license these products or components thereof to customers other than Marquette.

         4.5 STANDARD OF CARE; PRIORITY. In connection with Aspect's performance of its obligations hereunder, Aspect shall use commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of care, skill and prudence customarily exercised when engaged in similar activities for itself.

5.       ROYALTIES AND COMMISSIONS.

         5.1 ROYALTIES ON PURCHASES OF ASPECT MODULE KITS. For each Aspect BIS/EEG Module Kit that Marquette purchases from Aspect, Marquette shall pay a royalty fee and a price for all components of the Aspect BIS/EEG Module Kit. Royalty fees and component prices are specified in Exhibit A (Aspect Products and Purchase Prices); provided that the prices specified in Exhibit A shall not apply to the [**] for the [**] a [**] in [**] for [**] as part [**] agreement pursuant to [**], as [**] will be [**] to [**] at the [**] described in Exhibit A. Aspect BIS/EEG Module Kits sold by Aspect under this Agreement, [**], will be priced based on the Royalty fees and component prices specified in Exhibit A.

         5.2 [**]. For [**] Aspect [**] by Aspect to Marquette [**] in North America for [**] with [**] or with Aspect [**] as part of any [**] pursuant to Section [**],


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
  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                  Aspect shall [**] Marquette a [**] to [**] of the [**] by Aspect for [**] Aspect [**]. Aspect shall [**] such [**] to Marquette on a [**]. With such [**], Aspect shall [**] to Marquette a [**] of Marquette [**] to which such [**], the [**] of [**] in that [**], and the [**] from the [**] of the [**] by Aspect. This [**] shall be [**] to Marquette no later than [**] the end of [**]. In the event that Aspect's standalone BIS monitors and/or the BIS modules of other manufacturers have also been installed at such sites in addition to Marquette BIS modules, [**] will be [**] to a [**] only on [**] for [**] with [**]. The Parties will agree upon a reasonable [**] for [**] the number of [**] with [**] in such an event (e.g. a [**] determination based on the [**] of [**] of [**] at [**] during the period) and [**] the [**] to Marquette accordingly. To facilitate [**], Marquette will be responsible for providing Aspect with [**] of the [**], the [**].

6.       SCOPE OF DELIVERY

         6.1 PURCHASE ORDERS. Purchase orders (via Fax, e-mail, other electronic transmission or paper) for Aspect Products to be purchased under this Agreement (the "Orders") must be received by Aspect during the term of this Agreement and must specify a delivery date in accordance with the lead-time schedule outlined below under Section 6(e). All Marquette Purchase Orders shall make reference to the appropriate engineering drawing or manufacturing reference numbers. There is no minimum volume commitment required for each purchase order.

         6.2 ORDER ACKNOWLEDGEMENTS. Marquette purchase orders shall be acknowledged by Aspect within 5 days after receipt of the order, provided that the order is technically correct and that the requested delivery time is within the agreed lead time and that the latest forecast provided by Marquette is not exceeded by more than [**] and the quantity ordered does not exceed by more than [**] of the quantity ordered in the preceding month. If the requested delivery time is less than the agreed lead time, or if Marquette's latest forecast is exceeded by more than [**], or if the quantity ordered exceeds by more than [**] the quantity ordered in the preceding month, Aspect shall use reasonable efforts to complete the requirements of such nonconforming orders within seventy (70) days from the date it receives such nonconforming order and to acknowledge such orders within 10 days of its receipt. Order acknowledgements shall not be unreasonably withheld.

         6.3 FORECASTS. Marquette shall furnish to Aspect a non-binding quarterly forecast during the term of this Agreement with the number and type of Aspect Products for which Marquette expects to submit orders for the following twelve months.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         6.4 CANCELLATION CHARGES. In the event of the cancellation of any Order by Marquette, Marquette shall be liable for the payment of cancellation charges based on the number of days prior to scheduled delivery date that written notice of cancellation is received by Aspect, as outlined below:

                  [Greater than] 10 weeks prior to acknowledged delivery        [**]
                  6 - 10 weeks prior to acknowledged delivery                   [**] of order value
                  4 - 6 weeks prior to acknowledged delivery                    [**] of order value
                  2 - 4 weeks prior to acknowledged delivery                    [**] of order value
                  [Less than] 2 weeks prior to acknowledged delivery            [**] of order value

         6.5 COMMITMENT. Except as set forth in Section 6.4, Marquette has no commitment to purchase any minimum quantity of Aspect Products or Aspect BIS Sensors pursuant to this Agreement. Except as set forth in Section 6.4, unless agreed otherwise in writing by the parties, Marquette shall not be responsible or in any way liable to Aspect or any third party with respect to any component purchase commitments or production arrangements in excess of the amounts or in advance of the times necessary to meet Marquette's delivery schedules set forth in its Orders.

         6.6 LEAD TIMES. Lead times for the Aspect BIS/EEG Module Kit are expected to be [**] days. Late deliveries are subject to late fees of [**] per month (pro-rated daily. In the event of late deliveries by Aspect, Aspect will also promptly reimburse Marquette for expedited shipment charges that Marquette incurs as a direct result of late shipments of the Aspect BIS/EEG Module Kit from Aspect .

7.       PRICES.

         7.1 PURCHASE PRICES. The prices of Aspect Products purchased by Marquette hereunder (the "Purchase Prices") which are ordered during the term of the Agreement shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

         7.2 PURCHASE PRICE CHANGES. In consideration of the market situation and after consultation with Marquette, the Purchase Prices set forth in Exhibit A (Aspect Products and Purchase Prices) shall be reviewed 12 months after first delivery of production units and annually thereafter. Any price adjustment shall become effective only after mutual agreement between both Parties. [**], Aspect shall have the right [**] during the term of this Agreement to increase the Purchase Price of the Aspect Products without the consent of Marquette by an equivalent amount by delivering reasonable documentation supporting such increase and by giving Marquette written notice of the increase not less than [**] days prior to the date upon which the increased Purchase Price is to become effective. [**] shall apply to orders for Aspect Products accepted by Aspect prior to or during such [**] day period which are to be delivered within [**] days of the date of such notice.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                  Notwithstanding anything to the contrary in this Section 7.2, [**] unless [**] reasonable efforts to [**] of the [**] which have [**] in [**] and, [**] reasonable efforts, was not [**] to [**].

         7.3 PURCHASE PRICE REDUCTIONS. Aspect may reduce the Purchase Price of any Aspect Product at any time. Such reduction shall be applicable to all Aspect Products shipped after the date of the reduction. [**] the [**] of the [**] for the [**] by [**] as provided in Section 7.2, Aspect shall reduce the Purchase Prices for all Aspect Products (excluding license fees and volume discounts) by not less than [**] per year. The first price reduction will be effective on the [**] anniversary of the introduction of the Marquette BIS/EEG Module, and the second price reduction shall be effective on the [**] anniversary of the introduction of the Marquette BIS/EEG Module.

         7.4 [**]. In no case shall the [**] by any other Party that has [**] with Aspect [**] of this Agreement for [**] under [**] terms and conditions.

         7.5 TAXES. All prices for Aspect Products are exclusive of all federal, state and local taxes, levies and assessments, and Marquette shall be responsible for the payment of all such taxes, levies and/or assessments imposed on Aspect Products purchased and/or licensed by Marquette hereunder, excluding taxes based on Aspect's net income from the transaction. Marquette shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow Aspect to refrain from collections, such as sales tax, which it would otherwise be obligated to make.

8.       TERMS OF PAYMENT.

         8.1 INVOICES. Marquette shall pay to Aspect the Purchase Price for all Aspect Products shipped hereunder within forty-five (45) days after the receipt of Aspect's invoice. Nothing herein shall affect Aspect's right to withhold shipment or otherwise exercise its rights under Section 23 (Termination) hereof in the event of Marquette's failure to make payment when due for Aspect Products delivered to Marquette. Marquette shall have the right to provide Aspect with a specific address to which Aspect will send invoices for Aspect Products purchased under this Agreement.

         8.2 LATE PAYMENT CHARGE. Subject to applicable law, service and/or interest charges not exceeding the lesser of [**] per month or the highest amount permitted by law may, at the election of Aspect, be assessed on amounts past due more than [**] days (that is, more than [**] days after the payment due date as specified in Section 8.1).

9.       SHIPMENT AND DELIVERY.

         9.1 DELIVERY LOCATION. Each shipment must indicate the exact address of the recipient on the outside of the packaging as follows:

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                      [TBD]

         9.2 DELIVERY TERMS. All shipments hereunder shall be FOB Aspect's Massachusetts point of origin (Incoterms 1990). All Aspect Products shall be deemed delivered and subject to Marquette's dominion and control only when placed in the possession of a carrier designated by Marquette, properly packed and ready for shipment to Marquette. Aspect shall cooperate with Marquette in the documentation and proof of loss claims promptly presented by Marquette to the appropriate carrier and/or insurer.

         9.3 DELIVERY DATE AND DATE OF DISPATCH. The requested delivery date shall be specified on the Marquette Purchase Order provided that such delivery date must be at least [**] days after the date Aspect receives the Order; provided, however, that Aspect shall use its reasonable efforts to deliver the Order as early as reasonably possible (taking other customer demands on Aspect into account). Aspect shall utilize reasonable efforts to ensure that the order is delivered in accordance with Aspect's order acknowledgement and that the date of dispatch is ten (10) days prior to the delivery date. Late delivery penalties to Aspect will apply as specified in
                  Section 6.6 of this Agreement.

10.      ACCEPTANCE.

         Any Aspect Product shipped hereunder may be subjected to inspection and performance testing by Marquette, to confirm that it functions in accordance with Aspect's applicable product specifications in effect at the time of delivery of such Aspect Products to Marquette . Marquette shall provide written notice to Aspect of the rejection of any such Aspect Product within [**] days of the date of receipt of any Aspect Product. Aspect shall have [**] days from receipt of a notice from Marquette rejecting an Aspect Product either, at its option, to make any necessary repairs to the defective Aspect Product or to replace it. If Aspect replaces an Aspect Product, Marquette shall dispose of the replaced Aspect Product in accordance with Aspect's instructions and at Aspect's expense. Marquette's sole remedy for rejected Aspect Products shall be limited to prompt repair or replacement of such Aspect Products.

11.      WARRANTY.

         11.1 GENERAL. Aspect warrants solely to Marquette that Aspect Products (including Software) delivered hereunder shall perform substantially in accordance with the specifications in Exhibit B (Aspect's Standard Module Kit) or other applicable product specifications as published by Aspect in effect at the time of delivery of such Aspect Product (including Software), and shall be free from defects in materials and workmanship, when given normal, proper and intended usage, for twelve (12) months from the date of shipment of the Marquette BIS/EEG Module at Marquette's end customer site or eighteen (18) months from the date of shipment by Aspect to Marquette, whichever is less. Aspect agrees, during the applicable warranty period, to repair or replace (at Aspect's option) all defective Aspect Products within thirty (30) days after the date of return to Aspect and without cost (including shipping) to Marquette. In the event that Aspect is unable to repair or replace such defective Aspect Products within such thirty (30) day period, Aspect agrees to refund to Marquette the amounts paid to Aspect for such defective Aspect Products. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables, fuses and bulbs (or disposable items such as an Aspect BIS Sensor after the expiration date marked on the Sensor packaging); nor shall Aspect have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of Marquette, or anyone claiming through or on behalf of Marquette, or from improper or unauthorized use of Aspect Products, or use of Aspect Products in a manner for which they were not designed, or by causes external to Aspect Products such as, but not limited to, power or air conditioning failure.

         11.2 WARRANTY PROCEDURES. Marquette shall notify Aspect of any Aspect Products which it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in Section 11.1. At Aspect's option, such Aspect Products shall be returned by Marquette to Aspect's designated facility for examination and testing, or may be repaired on site by Aspect. Aspect shall either repair or replace, within thirty (30) days of receipt by Aspect, any such Aspect Product found to be so defective and promptly return such Aspect Products to Marquette. Transportation and insurance costs shall be borne by Aspect. Should Aspect's examination and testing not disclose any defect covered by the foregoing warranty, Aspect shall so advise Marquette and dispose of or return the Aspect Product in accordance with Marquette's instructions and at Marquette's sole expense, and Marquette shall reimburse Aspect for such transportation and insurance costs.

         11.3 REPAIR WARRANTY. Aspect warrants its repair work and/or replacement parts for the duration of the original warranty period as set forth in Section 10(a) or at least six (6) months, whichever is longer.

         11.4 DISCLAIMER OF WARRANTIES. THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.      SERVICE AND SUPPORT.

         12.1 SERVICE AND SUPPORT. Marquette shall be responsible for providing installation, customer training, service and support (including repair) to its end customers for the Aspect Products Marquette sells to such customers, and Marquette shall bear all related costs incurred for labor, parts, or travel to perform such service.

         12.2 CENTRAL REPAIR SERVICE. For the term of this Agreement, Aspect agrees to provide central repair service (as opposed to field service) to Marquette for Aspect Products sold hereunder.

         12.3 SERVICE TRAINING. Aspect agrees to provide initial service training to a mutually agreed upon number of Marquette service representatives prior to the market release of the EEG/BIS module, as well as periodic (annually at a minimum) ongoing training for existing and new Marquette service personnel.

         12.4 SERVICE PERIOD. For a period of seven (7) years following the last delivery to Marquette of the applicable Aspect Product ordered by Marquette hereunder, Aspect shall use its reasonable efforts to make available repair service (or at Aspect's sole discretion, exchange units for the Aspect Products) for purchase by Marquette and third party users of the Aspect products at Aspect's then-current prices for such repair services and exchange units. After expiry of this seven
                  (7) year period, Aspect may, in its sole discretion, continue to supply repair services (and/or exchange units for the Aspect Products) subject to the mutual written agreement of the Parties.

         12.5 SERVICE REPORTING. Aspect shall maintain a complete record of all repair activities performed on any Aspect products received for repair, and shall provide Marquette with a quarterly report on all service actions including failure and repair statistics at a sub-assembly level Service Reports for each product shall be sent electronically by email to a designated procurement and technical marketing engineer (Contact Persons shown in Exhibit D, Contact Persons / Addresses). Root cause analysis is to be performed and reported by Aspect to Marquette in case of abnormal failures, incidents and malfunctions.

13.      QUALITY ASSURANCE.

         13.1 CERTIFICATION STATUS. Both parties agree to maintain ISO900x, EN460x, European directive 93/42/EEC Annex II ("MDD AX-II") certification status and compliance with the U.S. Food and Drug Administration's ("FDA") Quality System Regulation ("QSR"), the European Medical Device Directive ("MDD"), and other appropriate regulations pertinent to the development, manufacturing and marketing of medical products similar to the Aspect Products.

         13.2 ASPECT PRODUCT COMPLIANCE. All Aspect Products sold by Aspect under this Agreement shall fully comply with the above quality requirements and guidelines (MDD AX-II, FDA QSR, etc.)

         13.3 QA AND REGULATORY AUDITS. Aspect shall permit Marquette's Quality Assurance department to conduct a reasonable audit of its facilities at a mutually agreed upon date after the date of this Agreement for the purpose of approving its status as an OEM supplier, and reasonable periodic audits thereafter for the purpose of confirming continuing compliance with applicable quality and regulatory requirements and guidelines. Such audits shall be scheduled with at least thirty (30) days advance notice during normal business hours and shall not take place more than once per calendar year.

14.      REGULATORY MATTERS.

         14.1 ASPECT PRODUCTS. Aspect shall assume full regulatory responsibility for the Aspect Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Aspect BIS/EEG Module Kit. Both Parties shall work together to develop a regulatory plan which defines precisely what these regulatory and localization requirements are for all countries where the Marquette BIS/EEG Module is intended to be sold. In particular, Aspect shall be responsible for generating its own Device Master Record for the Aspect BIS/EEG Module Kit. It is understood that the Aspect BIS/EEG Module Kit shall be a component of the Marquette BIS/EEG Module. Marquette shall be responsible for obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the combination of Aspect and Marquette products in the Marquette BIS/EEG Module as provided in Section 14.3.

         14.2 MARQUETTE PATIENT MONITORS. Marquette shall assume full regulatory responsibility for the Marquette Patient Monitors, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Marquette Patient Monitors in all countries in the Territory.

         14.3 MARQUETTE BIS/EEG MODULE. Marquette shall assume the regulatory responsibility for the combination of the Aspect and Marquette components in the Marquette BIS/EEG Module. Aspect shall fully support Marquette as required in the process of obtaining regulatory approvals by making available to Marquette any required information, data, certificates, or technical files in the requested formats.

         14.4 INTERNATIONAL REGULATORY RESPONSIBILITIES. For bringing the Aspect Products into the market in countries affected by the European Medical Device Directive ("MDD"), Aspect is the legally responsible manufacturer under the MDD. The Aspect Products shall be marked accordingly.

         14.5 PRODUCT COMPLAINTS AND INCIDENT REPORTING. Marquette and Aspect shall inform each other in writing immediately about any event that may require incident reporting in any country. Marquette and Aspect shall inform each other in writing within two (2) business days of a customer complaint regarding the Marquette BIS/EEG Module, the Aspect Products, or (within the Territory) Aspect BIS Sensors. Both parties will cooperate and use commercially reasonable efforts to resolve such customer complaints. Closure of any customer complaint relating to the Marquette BIS/EEG Module will occur when Marquette notifies Aspect that the problem is resolved. Closure of any customer complaint relating solely to Aspect Products or Aspect Sensors will occur when Aspect notifies Marquette that the problem is resolved.

         14.6 RECALLS. In the event of any recall of an Aspect Product required by either a governmental agency, by Aspect, or by Marquette for safety or efficacy reasons which is the result of Aspect's failure to supply Aspect Products that (1) conform in all material respects to the applicable published specifications (including the

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                  specifications set forth in Exhibit B (Aspect's Standard Module Kit)) or (2) are free from defects in material and workmanship (when given normal, proper and intended usage), Aspect agrees to repair or replace at its own costs all Aspect Products subject to the recall and previously delivered to Marquette. Aspect also agrees to consult with Marquette to establish a reasonable process for managing the recall and Aspect shall be [**] (including, but not limited to [**] that are consistent with the recall process agreed to by the Parties. In the event that Aspect at its sole discretion requests a recall that is not required by a governmental agency for safety or efficacy reasons, Aspect shall be responsible for determining the scope of the recall, including the number of units, timeframe for the recall, and criteria for completion. Marquette agrees to maintain all necessary sales records to facilitate the recall.

         14.7 DELEGATION. Marquette may at its sole discretion delegate some of the obligations under this Section 14 to its sub-distributors.

         14.8 TRACEABILITY. For the purpose of facilitating product traceability, all Products purchased from Aspect by Marquette shall require identification of an internal order number and tracking code.

15.      PRODUCT CHANGES; DISCONTINUED PRODUCTS; FUTURE PRODUCTS; CONTINUED
         SUPPLY.

         15.1 PRODUCT CHANGES. Aspect shall have the right, at any time and from time to time, to make substitutions and modifications to Aspect Products, provided that such substitutions or modifications shall not materially affect form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of Aspect Products. In the event that any proposed substitution or modification affects, in Aspect's reasonable judgment, the form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of an Aspect Product, Aspect shall give Marquette written notice of such proposed substitution or modification at least [**] days prior to its taking effect and Marquette shall have the right, during such [**] day period and for [**] days thereafter, to order Aspect Products without such substitution or modification for delivery up to [**] days after such substitution or modification takes effect. Aspect shall provide the appropriate verification and validation information for evaluating the effect of the change on the Marquette BIS/EEG Module.

         15.2 DISCONTINUED PRODUCTS. Aspect agrees to notify Marquette in writing not less than [**] in advance of the discontinuance of any Aspect Product. Marquette shall be able to place orders for at least [**] after receipt of the written notice in any case. In addition, Marquette shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order.

         15.3 FUTURE PRODUCTS. The Aspect Products are designed for use in measuring the effects of anesthetic and sedative agents on the brain during surgery. In the event that Aspect develops a product involving this or a different type of index, patient sensor, or application, Aspect and Marquette agree to discuss in good faith a new agreement for the purchase of such new product or products by Marquette.

16.      OWNERSHIP AND PROTECTION OF RESULTS.

         16.1 NO TRANSFER OF OWNERSHIP. It is expressly agreed that neither Aspect nor Marquette shall transfer to the other Party any patent rights, copyrights or other intellectual property of any kind that either Party owns as of the Effective Date of this Agreement.

         16.2 MODELS, PATTERNS, DIES, ETC. Aspect shall retain the title to and possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the Aspect Products, even if made for, obtained by or paid for by Marquette.

         16.3 DEVELOPMENTS. If there are developments (including patentable inventions) conceived, created or reduced to practice under this Agreement then the rights to such developments shall be retained (a) by Aspect if conceived, created and reduced to practice solely by Aspect, or (b) by Marquette, if solely conceived, created and reduced to practice by Marquette, or
                  (c) jointly by Marquette and Aspect (without any duty to account to the other) if jointly developed by Marquette and Aspect, provided that:

                           (i) Marquette shall assign to Aspect all rights to any developments conceived, created or reduced to practice by Marquette solely relating to the Aspect BIS/EEG Module Kit; and

                           (ii) Aspect shall assign to Marquette all rights to any development solely relating to the Marquette Patient Monitor.

17.      DOCUMENTATION AND TRAINING.

Aspect agrees to provide Marquette with such product literature, operations and maintenance manuals, and other information and training (including training to avoid possible misrepresentation of Aspect's Bispectral Index) as is mutually agreed, to enable Marquette to properly sell and maintain Aspect Products, provided that in no event shall the source code or source listings of Aspect Software be required to be disclosed or provided by Aspect to Marquette [**]. Aspect agrees to give Marquette the rights to use or reproduce its user documentation for incorporation into Marquette documentation excluding source code or source listings as previously mentioned. Such documentation should be provided in an electronic format. Aspect shall be given the opportunity to review and approve Marquette documentation that incorporates Aspect documentation prior to publication. The training Aspect is required to provide Marquette under this Section 17 shall begin at least three (3) months prior to introduction of the Marquette BIS/EEG Module and shall be defined as part of the Project's marketing plan.

18.      CONFIDENTIALITY.

No confidential information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient Party's employees and contractors directly involved with the recipient Party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own confidential information of like importance. In addition, each Party and its representatives shall use the confidential information only for the purposes specified under this Agreement and such information shall not be used for any other purpose without the prior written consent of the disclosing Party. To be subject to this provision, information must be delivered in writing and designated as proprietary or confidential, or if initially delivered orally, must be identified at the time of disclosure, and confirmed in writing as confidential within ten (10) days after such oral disclosure. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party, if it was a matter of written record in the recipient Party's files prior to disclosure to it by the other Party, if it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party, or if it was independently developed by the recipient Party without reference to the confidential information. Upon termination of this Agreement, each Party shall promptly destroy all confidential information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may retain one copy thereof for archival purposes. The obligations under this Section 18 shall continue for both parties for a period of five (5) years after delivery by Aspect to Marquette of the last Aspect Product under this Agreement, provided, however that any [**] pursuant to [**] shall be maintained in confidence in perpetuity. Marquette is entitled to transmit confidential information of Aspect to Marquette subsidiaries and affiliated companies. In such, case these subsidiaries and affiliated companies may only use such information to the same extent as Marquette is entitled to use such information under this Agreement. Marquette shall be responsible if any of these subsidiaries and affiliated companies fail to comply with the confidentiality provisions of this Agreement.

19.      WARRANTIES AND INDEMNITIES.

         19.1     WARRANTIES BY ASPECT.

                  (a) Aspect represents and warrants that it either has all rights, title and interest in, or valid licenses to, the Aspect Products and any related intellectual property rights thereto. Aspect represents and warrants that it has not granted in the Territory any exclusive licenses or exclusive sublicenses in the Aspect Products that would prevent it from granting Marquette the licenses set forth in Section 4.3 (Aspect Software License). Aspect also represents and warrants that it has the right and authority to engage in the joint development of the Marquette BIS/EEG module as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights.

                  (b) Aspect warrants that it will deliver all Aspect Products free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. Aspect also warrants that as of the date of this Agreement, Aspect has received no notice of a claim of infringement or misappropriation from any third party regarding Aspect Products. Marquette's exclusive remedy with respect to breach of any warranty provided in this Section 19.1 shall be that Aspect will defend at its own expense, and will pay the costs and damages (including attorneys fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Marquette or any of Marquette's customers based on an allegation of such infringement or misappropriation with respect to any Aspect Product, provided that the Indemnification Procedures set forth in Section 19.3 are followed. If an injunction is obtained against Marquette's or its customers' use of an Aspect Product by reason of an infringement or misappropriation described above, or if in Aspect's opinion an Aspect Product or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, Aspect will, at its option and its own expense procure the right for Marquette and its customers to continue using such Aspect Product, or replace or modify such Aspect Product or any part thereof so that it becomes non-infringing. If neither of the foregoing options are reasonably available to Aspect, Aspect shall have the right to discontinue supplying such Aspect Products to Marquette. Aspect shall not have any obligation to Marquette or its customers under any provision of this Section if the infringement or misappropriation claim is based upon the modification of any Aspect Product not made by Aspect, the use of Aspect Products in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by Aspect, or the use of such Aspect Products in a manner or environment, or for any purpose, for which Aspect did not design or license them.

                  (c) In the event that any claim is brought against Marquette as a result of personal injuries and/or property damages resulting from that portion of the Marquette BIS/EEG Module developed and manufactured by Aspect, and provided further that such claims do not arise as a result of the misuse of the Aspect Products, or the use of the Aspect Products in an application for which it was not designed by Aspect, where such claim would not have occurred but for such misuse or use, Aspect agrees that it shall indemnify and hold Marquette and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in
                           Section 19.3 are followed.

         19.2     WARRANTIES BY MARQUETTE.

                  (a) Marquette represents and warrants that it either has all rights, title and interest in, or valid license to, the Marquette Patient Monitor and any related intellectual property rights thereto. Marquette also represents and warrants that it has the right and authority to engage in the development of the Marquette BIS/EEG Module as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights or violate the terms of any agreement Marquette has entered into with a third party.

                  (b) Marquette warrants that as of the date of this Agreement, Marquette has received no notice of a claim of infringement or misappropriation from any third party regarding the Marquette Patient Monitor or any other Marquette-supplied component of the Marquette BIS/EEG Module. Aspect's exclusive remedy with respect to breach of any warranty provided in this Section 19.2 shall be that Marquette will defend at its own expense, and will pay the costs and damages (including attorneys fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Aspect or any of Aspect's customers based on an allegation of such infringement or misappropriation with respect to any Marquette Patient Monitor or any other Marquette-supplied component of the Marquette BIS/EEG Module, provided that the Indemnification Procedures set forth in
                           Section 19.3 are followed. If an injunction is obtained against Aspect's or its customers' use of a Marquette Patient Monitor or any other Marquette-supplied component of the Marquette BIS/EEG Module by reason of an infringement or misappropriation described above, or if in Marquette's opinion a Marquette Patient Monitor or any other Marquette-supplied component of the Marquette BIS/EEG Module or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, Marquette will, at its option and its own expense procure the right for Aspect and its customers to continue using such Marquette Patient Monitor or any other Marquette-supplied component of the Marquette

                           BIS/EEG Module, or replace or modify such Marquette Patient Monitor or any other Marquette-supplied component of the Marquette BIS/EEG Module or any part thereof so that it becomes non-infringing. Marquette shall not have any obligation to Aspect or its customers under any provision of this Section 19.2 if the infringement or misappropriation claim is based upon the use of Marquette Patient Monitors or any other Marquette-supplied component of the Marquette BIS/EEG Modules in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by Marquette, or the use of such Marquette Patient Monitors or any other Marquette-supplied component of the Marquette BIS/EEG Modules in a manner or environment, or for any purpose, for which Marquette did not design or license them.

                  (c) In the event that any claim is brought against Aspect as a result of personal injuries and/or property damages resulting from the Marquette BIS/EEG Module, and provided further that such claims do not arise as a result of the defective design or operation of that portion of the Marquette BIS/EEG Module developed or manufactured by Aspect, Marquette agrees that it shall indemnify and hold Aspect and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 19.3 are followed.

         19.3     INDEMNIFICATION PROCEDURES.

                  (a) In the event that any person intends to claim indemnification pursuant to this Agreement, (an "Indemnitee"), it shall promptly notify the indemnifying Party (the "Indemnitor") in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor's ability to defend against the claim, suit or proceeding.

                  (b) The Indemnitor shall have the sole right to control the defense and settlement thereof, provided, that
                           (i) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among Aspect and Marquette (ii) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee's expense) as the Indemnitee may reasonably request and (iii) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or Files for Bankruptcy. The Indemnitee shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Agreement.

                  (c) The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

20.      TRADEMARKS.

         20.1     TRADEMARKS.

                  (a) OWNERSHIP. Marquette acknowledges and agrees that Aspect is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks (the "Aspect Trademarks") identified on Exhibit E (Aspect Trademarks). Aspect acknowledges and agrees that Marquette is the sole and exclusive owner of all right, title and interest in and to the trademarks (the "Marquette Trademarks") identified on Exhibit F (Marquette Trademarks). Each Party recognizes the value of the other Party's Trademarks and the good will associated with the other Party's Trademarks. Marquette agrees that its use of the Aspect Trademarks and any good will arising therefrom shall inure to the benefit of Aspect. Aspect agrees that its use of the Marquette Trademarks and any good will arising therefrom shall inure to the benefit of Marquette. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Aspect Trademarks to Marquette, or the Marquette Trademarks to Aspect, other than the grant of the licenses in Section 20.1
                           (c) below; it being acknowledged and agreed that all other right, title and interest in and to the Aspect Trademarks is expressly reserved by Aspect and its licensors, and all other right, title and interest in and to the Marquette Trademarks is expressly reserved by Marquette. Each Party shall keep the other Party's Trademarks free from all liens, mortgages or other encumbrances. Each Party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other Party in or to its Trademarks.

                  (b) NOTICE. All Marquette BIS/EEG Modules that use the Aspect Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

                           (i) The statement "[insert trademark(s)] is a trademark(s) of [or licensed to] Aspect Medical Systems, Inc."

                           (ii) Marquette shall include the "(TM)" or "(R)" symbol, as instructed by Aspect, after the first prominent use of the Aspect Trademark in the Marquette Patient Monitor and related materials. Marquette shall have a period of sixty (60) days in which to begin to use the

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                    "(R)" symbol in replacement of the "(TM)" symbol upon receiving instructions to do so by Aspect for all new stock of such materials. Marquette may continue to deliver stocked literature before the change becomes effective.

                  Marquette shall reproduce copyright and trademark notices of Aspect on the "splash screen" or in the same location where Marquette reproduces its own copyright and trademark notices .

                  (c) LICENSE. Each Party hereby grants to the other a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the other Party's Trademarks to designate and promote Aspect Products in conjunction with Marquette BIS/EEG Modules. Neither Party shall have any other right to use, display or utilize the other Party's Trademarks for any other purpose or in any other manner.

                  (d)      QUALITY STANDARDS.

                           (i) INSPECTION. Upon reasonable notice and request, each Party will furnish to the other samples of its applicable advertising and promotional materials as necessary to allow the requesting Party to monitor compliance with this Agreement.

                           (ii) COMPLIANCE. Aspect acknowledges the high standards of quality and excellence established by Marquette with respect to products bearing Marquette's trademarks. Marquette acknowledges the high standards of quality and excellence established by Aspect with respect to products bearing the Aspect Trademarks. Each Party agrees that Marquette BIS/EEG Modules with which both parties' Trademarks are used shall be of such quality so as to maintain such high standards and to reflect well upon both Parties. Each Party agrees to adhere to its own or the following quality standards (whichever may be more rigorous) for use of the other Party's Trademarks in connection with the Marquette BIS/EEG Module:

                                    -        In order to ensure that the
                                             Marquette BIS/EEG Module
                                             distributed under both parties'
                                             Trademarks complies with the
                                             consistent quality standards of
                                             each Party, all Marquette BIS/EEG
                                             Modules distributed by or for
                                             Marquette which bear an Aspect
                                             Trademark shall conform to those
                                             commercially reasonable standards
                                             which Aspect provides to Marquette
                                             in writing. Marquette shall cause
                                             each major new release of such
                                             Marquette BIS/EEG Modules to comply
                                             with such standards or remove the
                                             Aspect Trademark(s) from any such
                                             new release, which does not comply
                                             with such standards. Marquette
                                             shall have a period of [**] in
                                             which to bring newly manufactured
                                             Marquette

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                             BIS/EEG  Modules into compliance
                                             with any commercially reasonable
                                             standard provided to it in writing
                                             by Aspect following the date of
                                             receipt of such standard.

                                    -        Each Party acknowledges that if
                                             Marquette BIS/EEG Modules bearing
                                             both Parties' Trademarks fail to
                                             satisfy the quality standards set
                                             forth above, the substantial good
                                             will which each Party has built and
                                             now possess in its own products and
                                             Trademarks shall be impaired.

                  (e) PROTECTION AND INFRINGEMENT. Each Party agrees to cooperate with and assist the other Party in obtaining, maintaining, protecting, enforcing and defending the other Party's proprietary rights in and to its Trademarks. In the event that either Party learns of any infringement, threatened infringement or passing-off of the other Party's Trademarks, or that any third party claims or alleges that the other Party's Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public, the Party obtaining such information shall notify the other Party giving the particulars thereof, and if such claims or allegations relate to this Agreement, the Marquette BIS/EEG Module, the Aspect BIS/EEG Kit or Aspect Products sold hereunder, shall provide necessary information and assistance reasonably requested by such other Party in the event that such other Party decides that proceedings should be commenced.

                  (f) TERMINATION. In addition to the termination rights set forth in Section 23 hereof, in the event that either Party is in material breach of any provision of this Section 20, the non-breaching Party may, upon [**] days written notice, terminate the license granted in Section 20.1 (c) if the breaching Party does not cure such breach or default within such [**] day period. In addition to the provisions of Section 23 hereof, upon termination of the license granted in
                           Section 20.1 (c), or upon termination of this Agreement, for whatever cause:

                           (i) each Party shall immediately cease and desist from any further use of the other Party's Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

                           (ii) All rights in the Aspect Trademarks granted to Marquette hereunder shall immediately revert to Aspect, and all rights in the Marquette Trademarks granted to Aspect hereunder shall immediately revert to Marquette;

                           (iii)    In the event that this Agreement is
                                    terminated for any reason other than a
                                    material breach or material default by
                                    Marquette, Marquette shall thereafter to dispose of all of the unsold Marquette Patient Monitors bearing the Trademarks and advertising and promotional

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                    materials relating thereto which had been completed by it prior to such termination, provided such Marquette Patient Monitors and materials were in the process of manufacture before such termination.

                  (g) PROMOTIONAL CLAIMS. The general form of any promotional claims by Marquette regarding Aspect's Bispectral Index technology and/or the integration of Aspect's Bispectral Index technology in Marquette Patient Monitors, and the specific form of the use of Aspect's trade names and trademarks, and of intended use claims regarding Aspect's Bispectral Index technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Aspect prior to its publication or display. The general form of any promotional claims by Aspect regarding Marquette's Patient Monitors or the integration of Aspect's Bispectral Index technology in Marquette Patient Modules, and the specific form of the use of Marquette's trade names and Trademarks, and of intended use claims regarding the Marquette BIS/EEG Modules, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Marquette prior to its publication or display.

21.      EXPORT.

Marquette shall not export, directly or indirectly, Aspect Products (including when integrated into a Marquette Patient Monitor) or other products, information or materials provided by Aspect hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be Marquette's responsibility to comply with the latest United States export regulations, and Marquette shall defend and indemnify Aspect from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Marquette Patient Monitors or other products, information or materials provided by Aspect hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

22.      CO-MARKETING PROGRAM.

Marquette and Aspect will undertake co-marketing programs in the future in certain geographies, including North America, consistent with the goals and principles outlined in Exhibit F to this Agreement. The Parties further agree to utilize their best efforts to finalize a definitive co-marketing agreement to implement the goals outlined in Exhibit F within [**] days following the date on which this OEM Development and Purchase Agreement is signed by both Parties.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



23.      TERM; DEFAULT AND TERMINATION.

         23.1 TERM AND RENEWAL. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years following introduction of the Marquette BIS/EEG Module. The term of this Agreement shall be renewed automatically for successive twelve (12) month periods, unless either Party provides written notice of termination to the other Party at least sixty (60) days prior to expiration of the Agreement.

         23.2     TERMINATION FOR GOOD CAUSE.

                  (a) TERMINATION BY ASPECT. The Agreement may be terminated by Aspect giving [**] prior written notice to Marquette in the event Marquette has not commercially introduced a Marquette BIS/EEG Module by October 31, 2001.

                  (b) TERMINATION BY MARQUETTE. The Agreement may be terminated by Marquette giving [**] written notice to Aspect if Aspect has failed to provide a Aspect BIS/EEG Module Kit consistent with the specifications outlined in Exhibit C to Marquette by December 31, 2000. Furthermore, Marquette will require prototype Aspect BIS/EEG Module Kits in advance of the December 31, 2000 date, as follows in order to make the date specified in Section 23.2(a): [**] then current Aspect BIS/EEG Module Kit approximately 10-12 weeks after the project commences; [**] then current Aspect BIS/EEG Module Kits approximately five (5) months thereafter; and approximately [**] then current Aspect BIS/EEG Module Kits two (2) months thereafter. Specific schedules and volumes for prototype Aspect BIS/EEG Module Kits will be mutually agreed upon by both Parties to meet the mutual timelines.

                  (c) MATERIAL COMPETITIVE FEATURES. Either Party may terminate this Agreement if the other Party's [**] do not [**] for [**] the [**] of [**] and [**] on the
                           [**] . In order to exercise its rights under this
                           Section 23.2(c), a Party must provide [**] prior written notice to the other Party, specifying in reasonable detail the [**] or [**] that are [**]. Following receipt of such notification, the notified Party shall have [**] to [**] in [**]. If at the end of such [**] period, the notified Party is unable to do so, the notifying Party may terminate the Agreement; provided, that no such notification shall be effective prior to [**].

         23.3 EVENTS OF DEFAULT. The following shall constitute events of default under this Agreement:

                           (i) if either Party assigns this Agreement or any of its rights or obligations hereunder without the prior written consent of the respective other Party, except: (a) as specifically permitted under this Agreement; or (b) in connection with the sale or other transfer of such Party's business to which this Agreement relates (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in the Party) or

                           (ii) if either Party shall neglect or fail to perform or observe any of its obligations to the other Party hereunder, including, without limiting the generality thereof, the timely payment of any sums due, and such failure is not cured within thirty (30) days (ten (10) days in the event of a default in the payment of amounts owed the other Party) after written notice thereof from the other Party; or

                           (iii) if there is (w) a dissolution, termination of existence, liquidation, insolvency or business failure of either Party, or the appointment of a custodian or receiver of any part of either Party's property, if such appointment is not terminated or dismissed within thirty (30) days; (x) a composition or an assignment or trust mortgage for the benefit of creditors by either Party; (y) the commencement by either Party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (z) the commencement against either Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days ("File for Bankruptcy").

         23.4 REMEDIES. Upon any event of default, and in addition to any other remedies either Party may have at law or in equity, the non-defaulting Party may terminate the Agreement, cancel any outstanding Order, refuse to make or take further Orders or deliveries, cancel any discount given, and declare all obligations immediately due and payable. Any such termination or other action taken by the non-defaulting Party pursuant to this Section 23.4 shall not relieve the defaulting Party of its obligations hereunder and the non-defaulting Party shall retain all legal and equitable remedies after such termination.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


24.      INSURANCE.

Upon request, Aspect shall provide evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding Aspect products purchased from Aspect. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than 2,000,000 (two million) US$.

25.      **

         25.1 [**]. Aspect warrants that the [**], together with all [**], as now exists or hereafter becomes available including but not limited to, the then [**] of [**] for the [**] will have been [**] at Marquette's expense [**] pursuant to an agreement between [**] is reasonably satisfactory to Marquette, and Aspect [**]. Such [**] shall be [**] to Marquette within thirty (30) days from the execution date hereof that [**] have been [**]. [**] by Aspect upon execution hereof to [**] upon written notice thereof by Marquette promptly after any of the following occurrences:

                  (a) Aspect fails to [**] as it is required to do under Sections [**] and [**] of this Agreement;

                  (b) Aspect suspends or discontinues business or indicates its intention to suspend or discontinue business.

         25.2 MARQUETTE'S RIGHT TO [**]. Upon the occurrence of any of the above, Marquette shall have the right to [**].

         25.3 [**]. Marquette shall have the right to [**] at any time, at its own cost, [**]; and the right to [**] Marquette that it is the [**].

         25.4 DISPUTES. Should there be any dispute as to whether Marquette shall be entitled to [**], then such dispute shall be resolved in accordance with the terms and conditions set forth in
                  Section 26 (Dispute Resolution) of this Agreement.

26.      DISPUTE RESOLUTION

         26.1 GENERAL. Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to;
                  (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

         26.2 WAIVER. In connection with any Dispute, the parties expressly waive and forego any right to (i) punitive, exemplary, statutorily, enhanced or similar damages in excess of compensatory damages and (ii) trial by jury.

         26.3 GOOD FAITH NEGOTIATIONS. Any Dispute relating to this Agreement (a "Dispute") will be resolved first through good faith negotiations between appropriate management-level representatives of each Party having responsibility for the sale or use of products involved.

         26.4 MEDIATION. If within sixty (60) day the parties are unable to resolve the dispute through good faith negotiation, either Party may submit a Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in New York City. Mediation will continue for at least thirty (30) days unless the mediator chooses to withdraw sooner. At the request of either Party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each Party shall bear its own costs of mediation effort.

         26.5 ARBITRATION. After completion of any mediation effort, a Party may submit the Dispute for resolution by arbitration pursuant to the Non-Administered Arbitration Rules of the Center for Public Resources as in effect on the date hereof, unless the parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator; and the arbitration shall be conducted in New York. If the resolution of the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of the Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing Party in any arbitration conducted under this Section shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

         26.6 APPLICABLE LAW. The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or, if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous, under the laws of the State of New York. The place of arbitration shall be in New York City. The parties agree that the federal and state courts located in the State of New York shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each Party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either Party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

         26.7 TIME LIMIT. Except as time barred under any applicable statute of limitation of lesser duration, any claim by either Party shall be time-barred unless the asserting Party commences an arbitration proceeding with respect to such claim within two years after the cause of action has accrued.

         26.8 PROVISIONAL OR INTERIM JUDICIAL MEASURES. Notwithstanding any other provision of this Agreement, the parties expressly agree that prior to the first meeting of the arbitrator either shall have the right to apply to any state or federal court in the State of New York or any other court that would otherwise have jurisdiction, for provisional or interim measures.

         26.9 CONSOLIDATED PROCEEDINGS. Each Party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than two parties. The prevailing Party or parties in any arbitration conducted under this paragraph shall be entitled to recover from the other Party or parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.

27.      GENERAL PROVISIONS.

         27.1 FORCE MAJEURE. In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

         27.2 PUBLICITY. Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

         27.3 WAIVER. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

         27.4 NO AGENCY. Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

         27.5 SURVIVAL OF OBLIGATIONS. All obligations of either Party under Sections 4.3 (but only insofar as it relates to the rights of Marquette customers to continue using Marquette BIS/EEG Modules), 5 (Royalties), 11 (Warranty), 12 (Service and Support), 14 (Regulatory Matters), 16 (Ownership and Protection of Results), 18 (Confidentiality), 19 (Indemnities), 20 (Trademarks), [**], 26 (Dispute Resolution), and 27.6 (Limitation on Liability) shall survive the expiration or termination of this Agreement and continue to be enforceable.

         27.6 LIMITATION ON LIABILITY. EXCEPT AS PROVIDED IN SECTION 19, EACH PARTY'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE SUM OF (i) THE TOTAL ACTUAL PURCHASE PRICE PAID BY MARQUETTE FOR ALL ASPECT PRODUCTS PURCHASED HEREUNDER; (ii) ALL AMOUNTS PAID BY MARQUETTE TO ASPECT FOR PROJECT DEVELOPMENT COSTS PURSUANT TO SECTION 3.4 OF THIS AGREEMENT; AND (iii) ALL AMOUNTS PAID BY MARQUETTE TO ASPECT FOR SERVICE AND SUPPORT PURSUANT TO SECTION 12 OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS.

         27.7 SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

         27.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles, and shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

         27.9 NOTICES. Any notice or communication with regard to the termination of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to time designate by notice hereunder.

         27.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement or the Aspect Products purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other. Failure of Aspect to object to provisions contained in any Order or other document provided by Marquette shall not be construed as a waiver of the terms and conditions of this Agreement nor an acceptance of any such provision.

         27.11 HEADINGS. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

         27.12    EXHIBITS: The following Exhibits shall be part of this
                  Agreement:

                  EXHIBIT A:    Aspect Products and Purchase Prices

                  EXHIBIT B:    Aspect's Standard BIS Module Kit

                  EXHIBIT C:    Development Project

                  EXHIBIT D:    Contact Persons/Addresses Prices

                  EXHIBIT E:    Aspect and Marquette Trademarks

         27.13 BENEFICIARIES. Except for the provisions of Section 19 hereof, which are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

         27.14 ASSIGNMENT. Neither Party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Marquette may, without the prior written consent of Aspect, assign and delegate this Agreement and any or all of its rights and obligations hereunder to any of its affiliates within the GE Medical Systems division of General Electric Company, and provided that either party shall have the right to assign this Agreement in connection with a sale of the business of such party to which this Agreement relates.

         IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.


Aspect Medical Systems, Inc.                 GE Marquette Medical Systems, Inc.


By: /s/ J. Breckenridge Engle                By: /s/ Kevin King
    ------------------------------               ------------------------------
    J. Breckenridge Engle                        Kevin King

Title: Chairman                              Title: Vice President and
       ---------------------------                  General Manager of
                                                    Global Marketing
                                                    ---------------------------

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT A
                       ASPECT PRODUCTS AND PURCHASE PRICES

A)       ASPECT BIS/EEG MODULE KIT:

         Within thirty (30) days of the date of this Agreement, Marquette shall [**] of the following [**] by giving Aspect written notice [**].

         [**]:

         List price for Aspect BIS/EEG Module Kit: [**] (includes [**] for components and [**] for BIS license)

         Volume discounts:


--------------------------------------------------------------------------------
              QUANTITY
              PER YEAR         PRICE (COMPONENTS + LICENSE          DISCOUNT
              --------         ---------------------------          --------

                [**]                      [**]                        [**]
                [**]                      [**]                        [**]
                [**]                      [**]                        [**]

--------------------------------------------------------------------------------

         Exceptions to [**].

         [**]: Assumes [**] of [**] and [**]:

         [**] (based on installed base of approximately [**] GE Marquette OR monitors at [**] /unit)

         [**] volume discounts according to the following schedule:


--------------------------------------------------------------------------------
              QUANTITY
              PER YEAR         PRICE (COMPONENTS ONLY)         DISCOUNT
              --------         -----------------------         --------


                [**]                      [**]                   [**]
                [**]                      [**]                   [**]
                [**]                      [**]                   [**]

--------------------------------------------------------------------------------

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         Composite volume discount schedule [**] - for illustration purposes only:

--------------------------------------------------------------------------------
                                           PRICE                     DISCOUNT
                                        (COMPONENTS                 (COMPONENTS
                QUANTITY                AND LICENSE                AND LICENSE)
                PER YEAR                   NOTE A                      NOTE A
                --------                -----------                ------------

                  [**]                      [**]                        [**]
                  [**]                      [**]                        [**]
                  [**]                      [**]                        [**]

--------------------------------------------------------------------------------

         Note A: assumes imputed BIS license fee of  [**]  per unit

B)       ASPECT BIS SENSOR:

         Transfer price to Marquette for distribution solely to Marquette customers outside North America and solely for use with Marquette BIS/EEG
Modules: [**] of Aspect's list price in the U.S.

C)       ASPECT SPARE PARTS/ACCESSORY PRICES


--------------------------------------------------------------------------------
                                         Aspect                     Marquette
         Orderable                     List Price                     Price
         Parts/Products                   (US$)                  (US$) - Note A
         --------------                ----------                --------------

         DSC-2                            [**]                        [**]
         (replacement

         BIC Engine PCB                   [**]                        [**]
         (replacement)

         Sensor Cable                     [**]                        [**]
         (replacement)

         DSC-4                            [**]                        [**]
         (replacement)

         User Manual                      [**]                        [**]

--------------------------------------------------------------------------------

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                       EXHIBIT B: SPECIFICATIONS ASPECT'S
                             STANDARD BIS MODULE KIT

Aspect's BIS Module Kit is designed specifically for OEM applications and allows the integration of Aspect's BIS monitoring technology into OEM equipment. The BIS Engine will interface to the patient via the Aspect BIS sensor and to the OEM equipment utilizing a serial (RS-232) 3-wire interface and the necessary power connections.

The BIS Module Kit consists of a Digital Signal Converter (DSC-2) that is placed in proximity to the patient and a small circuit board that resides in the OEM equipment. The DSC-2 is a small (palm sized) front-end to the BIS Engine circuit board that provides the patient interface and performs the high performance analog to digital conversion of the EEG signals. The EEG signals are transmitted in digital format from the DSC-2 to the BIS engine circuit board via a 12 foot cable that is hard wired at the DSC-2.

The small BIS Engine circuit board performs digital signal processing on the digitized EEG signal and outputs the Bispectral Index to the OEM system via the RS-232 serial connection. The board is constructed using double-sided surface mount techniques. The connections to the BIS Engine circuit board are a serial interface (RS-232), power, and DSC connections.

DETAILED TECHNICAL SPECIFICATIONS:

Digital Output:                     [**]
Main Parameters:                    [**]
Electrical Safety:                  [**]
Power:                              [**]
Artifact Rejection:                 [**]
Bispectral Index:                   [**]

DIGITAL SIGNAL CONVERTER (DSC-2)

Description:                        [**]
Weight:                             [**]
Dimensions:                         [**]
                                    [**]
Cable Length:                       [**]

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         (a)      BIS Engine PCB

Physical:                           [**]
Processing Power:                   [**]

         (b)      Software Upgrades

The BIS engine software is stored in reprogrammable FLASH memory. Software upgrades can be accomplished on-site or remotely via the serial interface.

         (c)      Serial Identifier

Each BIS engine is given a unique serial identifier. This allows for electronic identification/tracking of every BIS Engine.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                        EXHIBIT C: DEVELOPMENT PROJECT -
                               PRELIMINARY OUTLINE

1.       SCOPE

This preliminary outline describes a development project that Aspect would perform for GE Marquette. This outline is based on notes from a meeting held at Aspect on August 18, 1999. A more detailed project description needs to be completed before the timetable and costs can be finalized.

2.       DEVELOPMENT TIMETABLE

A detailed project schedule needs to be developed. It is planned that the total elapsed time of the project will be approximately [**].

3.       SOFTWARE PROJECT - [**]

Expanded BIS Engine Software Functionality: Aspect will [**] so that, in addition to all of the functionality of the standard BIS Module Kit (described in Attachment A), the system will [**] when a [**] is connected to the BIS Engine circuit board. Upon connection of the [**], the BIS software will automatically [**] processing. The BIS engine will then [**] including [**]. The BIS engine will then transmit these [**] to the host system via the [**].

4.       TASKS

         Determine and Specify:
                  System Specifications (Aspect/GE Marquette) including hazard analysis Software Specifications (Aspect)
         Develop/Implement (Aspect)
         Verification & Validation (Aspect)

After Aspect has validated the BIS/EEG module kit, GE Marquette will have the responsibility to validate, with Aspect's assistance, the BIS/EEG module in the GE Marquette system.

The approximate cost to complete this software project is [**].

DSC-4 Hardware Development Project

Conceptually, Aspect will [**] the [**] that is [**] . However, this [**]. A preliminary review indicates that [**]. Additionally, there may be [**]. Therefore a small development budget needs to be established in order to bring this product back on-line. An estimate of the project cost including engineering and tooling is roughly [**]. A full review of the manufacturability of the DSC-4 needs to be completed before Aspect can commit to the actual development expense and the transfer price of the DSC-4.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                      EXHIBIT D: CONTACT PERSONS/ADDRESSES

CONTACT PERSONS AND RESPONSIBILITIES AT ASPECT:

--------------------------------------------------------------------------------------------------
                                                                              EMAIL
                                                                              PHONE NUMBER/
PERSON                     TITLE                    RESPONSIBILITY            FAX NUMBER
--------------------------------------------------------------------------------------------------
[**]                       [**]                     [**]                      [**]
                                                                              [**]
                                                                              [**]
--------------------------------------------------------------------------------------------------
[**]                       [**]                     [**]                      [**]
                                                                              [**]
                                                                              [**]
--------------------------------------------------------------------------------------------------
[**]                       [**]                     [**]                      [**]
                                                                              [**]
                                                                              [**]
--------------------------------------------------------------------------------------------------
[**]                       [**]                     [**]                      [**]
                                                                              [**]
                                                                              [**]
--------------------------------------------------------------------------------------------------
[**]                       [**]                     [**]                      [**]
                                                                              [**]
                                                                              [**]
--------------------------------------------------------------------------------------------------


MAILING ADDRESS:   Aspect Medical Systems, Inc.
                   2 Vision Drive
                   Natick, MA 01760-2059
                   USA

CONTACT PERSONS AND RESPONSIBILITIES AT GE MARQUETTE:

--------------------------------------------------------------------------------------------------
                                                                              EMAIL
                                                                              PHONE NUMBER/
PERSON                     TITLE                    RESPONSIBILITY            FAX NUMBER
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

MAILING ADDRESS:  GE Marquette Medical Systems, Inc.

                          EXHIBIT E: ASPECT TRADEMARKS


TRADEMARK                               REFERENCE
---------                               ---------

Aspect(R)                               None*

A-2000(TM)                              A-2000 is a trademark of Aspect Medical
                                        Systems, Inc.

Bispectral Index(R)                     Bispectral is a registered trademark of
                                        Aspect Medical Systems, Inc.

                                        BIS logo is a registered trademark of
                                        Aspect Medical Systems, Inc.



* This trademark is registered as a trademark to another company, and is used under license by Aspect Medical Systems.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                         EXHIBIT F: CO-MARKETING PROGRAM

a)    Goals:

      - to provide GE Marquette customers with access to BIS, and a seamless transition from Aspect's A-2000 BIS monitor to GE Marquette's BIS Module, during the period in which the BIS module is under development by GE Marquette

      - to ensure that the field organizations of both Aspect and GE Marquette are properly incented to assist one another, and to work in collaboration, to promote the BIS technology, irrespective of the platform on which it is available.

      - to minimize the likelihood that GE Marquette customers will be disposed to delay purchasing BIS until GE Marquette completes the development of a BIS module.

      - to minimize the incremental costs to customers of exchanging one BIS platform for another when the module becomes available; and

      - to encourage existing GE Marquette customers to remain loyal to GE Marquette, and to stimulate monitoring system sales to new customers, by offering a BIS solution that address current and future needs at a very attractive price.

b) Term: beginning immediately following an announcement by GE Marquette and Aspect that GE Marquette intends to develop a BIS module until the module is launched. It is understood that the module will be launched approximately 2-3 months prior to becoming commercially available.

c) Proposed Pricing: Aspect list price [**] per monitor. Aspect's current list prices vary from [**] per monitor depending on the number of monitors purchased. In addition to outright sales, the parties will also make available a fee-for-use program using equivalent terms. (Aspect would need to do the fee-for-use program - Marquette would just submit the referral to Aspect and Marquette would still exchange for the module at no module charge.) In exchange, customers will receive A-2000 monitors initially; as soon as the BIS module is available, the module will be exchanged for the monitor.

d) Mechanics: following each sale under this program, Aspect will assume responsibility for installation, in-service, and clinical support for the A-2000. Following release of the BIS Module, Marquette will assume responsibility for installation and in-service of the module, at which time the used A-2000 will be returned to Aspect.

e) [**]: proceeds from sale of the BIS platform (i.e. the A-2000 followed by the BIS Module) will be [**]. In the event GE Marquette fails to deliver a BIS module within a suitable period of time as specified in the Agreement.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


f) Sales rep compensation: it is understood that a compensation program for both field organizations will be established that appropriately ties rep compensation to success of the program.

g) Elements of co-marketing program: customer lists to be shared, high priority accounts to be jointly identified and developed, co-promotional activities to be coordinated (e.g. trade shows, joint seminars and customer presentations, etc.); reimbursements to Marquette due quarterly with customer lists, selling price, number of sensors purchased by customer.

h)    Territory: U.S. and other countries to be discussed.

i) Possible role of MVP: in the event MVP acts as a distributor for Aspect, the terms of their participation in the co-marketing program to be negotiated.

j) Demonstration Equipment: for promotional purposes only (not to be sold to any end-user), Marquette will require five (5) demonstration Aspect A-2000 Monitors. Terms of the transfer price for these demonstration units will be negotiated.

k) BIS Sensor [**]: Marquette [**] BIS Sensors [**] as a result of the [**] to a [**].